UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 29, 2003

(Date of earliest event reported)

THE GENLYTE GROUP INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-16960	22-2584333
(Commission File Number)	(IRS Employer Identification No.)

10350 Ormsby Park Place, Suite 601, Louisville, KY 40223
(Address of principal executive offices) (Zip Code)

(502) 420-9500
(Registrant’s telephone number, including area code)

ITEM 5.  Other Events.

On August 29, 2003, Genlyte Thomas Group LLC, which is 68% owned by The Genlyte Group Incorporated, settled a patent infringement lawsuit with the Lithonia Lighting Division of Acuity Brands, Inc.  A copy of the news release announcing the settlement titled “Genlyte Thomas Announces $8 Million Settlement of Lithonia Patent Infringement Lawsuit” is attached hereto as Exhibit 99.1

ITEM 7.  Financial Statements and Exhibits.

(c)          Exhibits:

99.1	Genlyte Thomas Group news release titled “Genlyte Thomas Announces $8 Million Settlement of Lithonia Patent Infringement Lawsuit”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, The Genlyte Group Incorporated has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GENLYTE GROUP INCORPORATED

	By:	/s/ William G. Ferko
Name: William G. Ferko
Title: Vice President, Chief Financial Officer & Treasurer
Date: August 29, 2003

EXHIBIT INDEX

Exhibit Number	Description

99.1	Genlyte Thomas Group news release titled “Genlyte Thomas Announces $8 Million Settlement of Lithonia Patent Infringement Lawsuit”